June 15, 1999



Securities and Exchange Commission
450 West Fifth Street
Washington, D.C.   20549

Re:  Moto Photo, Inc. (Commission File No. 0-11927) Amended Proxy Statement

Ladies and Gentlemen:

Moto Photo, Inc. ("Moto") recently discovered that it inadvertently omitted from the EDGAR filing of its definitive proxy statement for its 1999 Annual Meeting of Shareholders the stock performance graph information required to be presented in tabular form pursuant to Section 304(d) of Regulation S-T. Amendment No. 1 to Moto's definitive proxy statement being filed via EDGAR contemporaneously with the delivery of this letter consists of the definitive proxy statement as originally filed the addition of the tabular stock performance information.

The proxy statement mailed to the shareholders of Moto on June 2, 1999 contained the required stock performance graph and was complete in all other respects.

Please feel free to call me at 1-800-454-6686, ext. 263, if you have any questions.

Very truly yours,



Joan Drake Durham
Corporate Counsel

Enclosure


                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                Amendment No. 1

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)

[X]  Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sections 240.14a-11(c) or
     Sections 240.14a-12

                                MOTO PHOTO, INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                             ---------------

     4) Proposed maximum aggregate value of transaction:
                                                         ---------------

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:  $               .
                                  ---------------

     2) Form, Schedule or Registration Statement No.:                 .
                                                       ---------------

     3) Filing Party:                 .
                       ---------------

     4) Date Filed:                 .
                     ---------------


                                MOTO PHOTO, INC.
                             4444 LAKE CENTER DRIVE
                               DAYTON, OHIO 45426



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF COMMON STOCK:

     The Annual Meeting of Shareholders of Moto Photo, Inc. (the "Company") will be held at the offices of the Company, 4444 Lake Center Drive, Dayton, Ohio 45426, on Wednesday, June 30, 1999 at 9:00 a.m., for the following purposes:

       1. To elect a Board of Directors for the ensuing year.

       2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment of the Annual Meeting.

     The accompanying Proxy Statement contains information regarding the items of business to be considered at the Annual Meeting.

     The holders of Common Stock of record at the close of business on May 14, 1999, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such shareholders will be available at the Annual Meeting and during the ten days before the Annual Meeting at the offices of the Company, 4444 Lake Center Drive, Dayton, Ohio 45426.


Dayton, Ohio
June 1, 1999


Even if you plan to attend the meeting, please sign the enclosed proxy card and return it promptly in the envelope enclosed for that purpose. If you have previously submitted a proxy card and are present at the Annual Meeting, you will be able to revoke the proxy and vote your shares in person.


                                MOTO PHOTO, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               TABLE OF CONTENTS

                                                        PAGE

GENERAL..................................................  1
     Record Date and Outstanding Voting Stock............  1
     Quorum and Voting...................................  1
     Action To Be Taken Under the Proxy..................  1
     Votes Required......................................  2
     Solicitation of Proxies.............................  2
     Revocation of Proxies...............................  2
     Annual Report.......................................  2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT.........................................  3
     Potential Future Change in Control..................  5
     Compliance with Section 16(a) of the
     Securities Exchange Act of 1934. . . . . . . . . . .  5
ELECTION OF DIRECTORS....................................  5
     Information Concerning Nominees.....................  6
     Meetings of Board of Directors and Committees.......  7
     Compensation of Outside Directors...................  7
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION............  8
     Executive Officers..................................  8
     Executive Compensation..............................  9
     Option Grants During 1998..........................  10
     Option Exercises and Year-End Option Values ........ 11
     Employment Contracts, Termination of Employment and
       Change-in-Control Arrangements.................... 11
     Compensation Committee Interlocks and Insider
       Participation. . . . . . . . . . . . . . .. . . .  12
     Report of the Compensation Committee and Mr. Adler.. 12
COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS......... 15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........... 16
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS................. 17
PROPOSALS OF SHAREHOLDERS................................ 17
OTHER MATTERS............................................ 18


                                MOTO PHOTO, INC.
                             4444 LAKE CENTER DRIVE
                               DAYTON, OHIO 45426

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 30, 1999


     The following information is furnished in connection with the Annual Meeting of Shareholders of Moto Photo, Inc. (the "Company") to be held on Wednesday, June 30, 1998 at 9:00 a.m., at the offices of the Company, 4444 Lake Center Drive, Dayton, Ohio. This Proxy Statement will be mailed on or about June 1, 1999, to holders of Voting Common Stock ("Common Stock") of record as of the record date.

                                    GENERAL

RECORD DATE AND OUTSTANDING VOTING STOCK

     The record date ("Record Date") for determining shareholders entitled to vote at the Annual Meeting has been fixed at the time of the closing of business on May 14, 1999. On that date, the Company had 7,840,173 shares of Common Stock outstanding and entitled to be voted.

QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the Annual Meeting. Shares represented by proxies returned by brokers where the brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters, if any, voted on in the proxies. If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned to another place, date or time. At any such reconvened meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

     Cumulative voting is not permitted in the election of directors of the Company. On all matters (including the election of directors) submitted to a vote of the shareholders at the Annual Meeting or any adjournment of the Annual Meeting, holders of Common Stock will be entitled to one vote for each share of Common Stock owned of record by such shareholder on the Record Date.

ACTION TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form which are properly executed and returned will be voted in accordance with the instructions on the proxies. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows:

  (a)"FOR" the election to the Board of Directors of the eight persons named in this Proxy Statement as the nominees of the Board of Directors; and

  (b)As to any other matters which may properly come before the meeting, in accordance with the recommendation of the Board of Directors. The Board of Directors knows of no other matters to be presented for consideration at the meeting.

VOTES REQUIRED

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies that are marked "withhold authority' with respect to the election of any one or more nominees for election as directors will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors. Any other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

SOLICITATION OF PROXIES

     The enclosed proxy for the Annual Meeting is being solicited by the Board of Directors of the Company. The cost of soliciting the proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and facsimile by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of proxy solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may, upon request, reimburse banks, brokerage houses, and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

REVOCATION OF PROXIES

     Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the Annual Meeting, or (c) executing and delivering to the Company a later-dated proxy. Any such written notice of revocation or later-dated proxy should be addressed to Jacob A. Myers, Secretary, at the Company's offices.

ANNUAL REPORT

     The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998, including audited financial statements, accompanies this Proxy Statement. Neither the Report nor the financial statements are deemed to be a part of the material for the solicitation of proxies.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     At April 15, 1999, the Company had 7,840,173 shares of Common Stock outstanding. The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 15, 1999 by (i) each of the Company's directors or nominees for director, its chief executive officer and its other executive officers whose total salary and bonus for the year ended December 31, 1998 exceeded $100,000, (ii) all directors, nominees and executive officers of the Company as a group, and (iii) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock. Unless otherwise indicated, the Company believes that the persons named in the table have sole voting and investment power with respect to the shares indicated as beneficially owned by them.

                                                NUMBER        PERCENT
                NAME                         OF SHARES   OF CLASS (1)
DIRECTORS AND CERTAIN
  EXECUTIVE OFFICERS
     Michael F. Adler (2)                    1,511,950          18.6%
          4444 Lake Center Drive
          Dayton, OH  45426
     Harry D. Loyle (3)                        537,688           6.8%
          410 S. Main Plaza
          Pleasantville, NJ 08232
     David A. Mason (4).......                 123,675           1.6%
     Dexter B. Dawes (5)......                  56,513              *
     Frank W. Benson (5)......                  44,713              *
     D. Lee Carpenter (5).....                  30,413              *
     Leslie Charm (5).........                  25,000              *
     James F. Robeson, Ph.D. (5)                29,013              *
     Frank M. Montano (6).....                 174,160           2.2%
     Leonard S. Swartz (7)....                  59,511              *
     Paul Pieschel (8)........                  31,604              *
ALL DIRECTORS, NOMINEES AND EXECUTIVE
  OFFICERS AS A GROUP (12 PERSONS)
  (9)                                        2,636,740          31.0%
BENEFICIAL OWNERS OF MORE THAN
  5% OF THE COMMON STOCK
    Fuji Photo Film U.S.A. Inc. (10)         1,000,000          11.3%
          555 Taxter Road
          Elmsford, NY 10523
    Mark E. Brady (11)                         776,280           9.9%
    Robert J. Suttman (11)
    Ronald L. Eubel (11)
    Bernie Holtgreive (11)
        c/o Eubel Brady & Suttman
          Asset Management, Inc.
        7777 Washington Village Dr.
        Suite 210
        Dayton, OH  45459

*    Less than 1%

(1)Percent of class is calculated without regard to shares of Common Stock issuable upon exercise of outstanding warrants or stock options, except that any shares a person is deemed to own by having the right to acquire upon exercise of a warrant or option are considered to be outstanding solely for purpose of calculating such person's percentage ownership.

(2)The shares of Common Stock indicated as beneficially owned by Mr. Adler: (i) include 2,332 shares owned by Michael F. Adler as custodian for Elizabeth Adler; (ii) include 6,000 shares owned by the Elizabeth Adler Trust for which Mr. Adler is trustee; (iii) include 1,000 shares which he has the right to acquire upon exercise of warrants owned by him; (iv) include 227,209 shares which he has the right to acquire by exercise of stock options which are currently exercisable; (v) include 2,000 shares issuable upon the exercise of warrants owned by the Robert Adler Trust for which Mr. Adler is co-trustee and shares voting and investment power with Jacob A. Myers, an officer of the Company; and (vi) exclude a total of 11,000 shares owned by Mr. Adler's spouse, as to which Mr. Adler disclaims beneficial ownership. Such shares also include 1,192,039 shares of Common Stock owned by Progressive Industries Corporation ("Progressive"), which is 99% owned by Mr. Adler and his family, which shares of Common Stock Mr. Adler may be deemed to own beneficially due to his ownership of a controlling interest in Progressive and his position as President of Progressive. The shares of Common Stock owned by Progressive include 46,000 shares issuable upon exercise of warrants owned by Progressive.

(3)Includes 3,000 shares which Mr. Loyle has the right to acquire upon exercise of warrants owned by him and 25,000 shares which he has the right to acquire by exercise of stock options which are currently exercisable. Mr. Loyle shares voting and investment power with his wife.

(4)Includes 82,285 shares which Mr. Mason has the right to acquire upon exercise of stock options which are currently exercisable and excludes 2,000 shares owned by Mr. Mason's wife, as to which Mr. Mason disclaims beneficial ownership.

(5)Includes 25,000 shares which this individual has the right to acquire upon exercise of stock options which are currently exercisable.

(6)Includes 135,686 shares which Mr. Montano has the right to acquire upon exercise of stock options which are currently exercisable.

(7)Includes 23,155 shares which Mr. Swartz has the right to acquire upon exercise of stock options which are currently exercisable.

(8)Includes 17,564 shares which Mr. Pieschel has the right to acquire upon exercise of stock options which are currently exercisable.

(9)Includes 635,899 shares which such group has the right to acquire upon exercise of stock options which are currently exercisable and 52,000 shares which such group has the right to acquire upon exercise of warrants.

(10)Consists of 1,000,000 shares issuable upon exercise of warrants owned by Fuji Photo Film U.S.A., Inc. ("Fuji").

(11)Consists of shares as to which Mark E. Brady, Robert J. Suttman, Ronald Eubel, and Bernie Holtgreive each share voting and investment power. Also, Mr. Suttman beneficially owns 5,000 additional shares as to which he has sole voting and investment power, and Mr. Brady beneficially owns 1,900 additional shares as to which he has sole voting and investment power.


POTENTIAL FUTURE CHANGE IN CONTROL

     Fuji is the holder of 1,000,000 shares of Series G Non-Voting Cumulative Preferred Stock (the "Fuji Preferred Stock") and warrants to purchase 1,000,000 shares of the Company's Common Stock for $2.375 per share which expire in 2002.

     The Fuji Preferred Stock is redeemable by the Company at any time in aggregate amounts of at least $1 million. The shares were subject to mandatory redemption on January 1, 1999; however, because the market price of the Company's Common Stock on January 1, 1999, was less than $3.00 per share, the redemption of the Fuji Preferred Stock has been extended until the earlier of
(i) the first date on which the market price of the Common Stock equals or exceeds $3.00 per share or (ii) January 1, 2000. Any redemption of the Fuji Preferred Stock must be either in cash from the proceeds of an equity offering or in Common Stock valued at 90% of the market price at the time of redemption; provided, however, that Fuji may refuse any proposed redemption by the Company in shares of Common Stock and elect to continue to hold the Fuji Preferred Stock without impairment of any right to require redemption at a later time. The redemption price for the Fuji Preferred Stock is $10.00 per share, or an aggregate of $10 million. If the Fuji Preferred Stock is redeemed in shares of Common Stock, depending upon the market price of the Common Stock and the number of shares of Common Stock outstanding, such redemption could result in Fuji acquiring control of the Company.

     The Fuji Preferred Stock is also redeemable at Fuji's option under certain other circumstances ("Redemption Event") which include, after appropriate cure periods, the failure of the Company to meet certain requirements under a supply agreement with Fuji, default by the Company under certain other agreements between the Company and Fuji, the termination of involvement in the day-to-day management of the Company of either of Michael F. Adler or David A. Mason, a change in control of the Company, the Company's bankruptcy or insolvency, or failure by the Company to meet its obligations under other indebtedness in excess of $100,000. If the Company fails to redeem all of the Fuji Preferred Stock upon the occurrence of a Redemption Event, Fuji has the right, until all of the shares of Fuji Preferred Stock are redeemed or the Redemption Event is cured, to elect the majority of the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company is required to disclose delinquent filings of reports by such persons. Based on a review of the copies of such reports and amendments thereto received by the Company, or written representations that no filings were required, the Company believes that no person who at any time during 1998 was director, executive officer, or beneficial owner of more than ten percent of any class of the equity securities of the Company failed to file reports as required by Section 16(a) of the Securities Exchange Act of 1934, except as described below.

     Through inadvertence, Dexter B. Dawes filed one late report as to one transaction; the report was filed as soon as the failure to file was discovered.

                             ELECTION OF DIRECTORS

     The Board of Directors has established the size of the Board as eight members and has nominated all of the current members of the Board for re-election. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal. The affirmative vote of a plurality of the votes cast in person or by proxy at the meeting is required to elect each nominee listed. If any nominee becomes unavailable for any reason, or if a vacancy shall occur before the election (which events are not anticipated), the shares of Common Stock represented by the enclosed proxy will be voted for such other person as may be recommended by the Board of Directors of the Company.

     There is no formal arrangement among the directors or shareholders to nominate any person for election to the Board of Directors. No family relationships exist between or among directors or officers of the Company.

INFORMATION CONCERNING NOMINEES

     Michael F. Adler. Age 62. Mr. Adler was elected Chief Executive Officer of the Company in June, 1985, and its Chairman in October, 1990. From February, 1984 through December, 1996 he served as the Company's President. He was elected a director of the Company on June 29, 1983. Mr. Adler has also been President, Chief Executive Officer and a director of Progressive Industries Corporation ("Progressive") since 1968, positions he still holds. He is a member of the Board of Directors and Chairman of the Venture Capital and Strategic Planning Committee of the City-Wide Development Corporation, Dayton, Ohio, The National Center for Industrial Competitiveness, and The Advisory Board of Alpha Capital. Mr. Adler chairs the 20/20 Economic Development Committee for the City of Dayton, Ohio. Mr. Adler has previously been a member of the Board of Trustees of the Photo Marketing Association, the Ohio Building Authority, and the State Governance Board-Jobs for Ohio Graduates, a member of the executive committee and past Chairman of the Board of Trustees-Jobs for Dayton Graduates, as well as chairman of the nominating council of the Public Utilities Commission of Ohio and of the City-Wide Development Corporation, Dayton, Ohio.

     Frank W. Benson. Age 71. Mr. Benson became a director of the Company in February, 1989. Since June, 1988, Mr. Benson has been Director of Finance and Administration, and, since October, 1989, Treasurer of the Center for Policy Negotiation, Inc. in Boston, Massachusetts. He served as an independent consultant to small businesses from May, 1987 through May, 1988. From February, 1983 through April, 1987, Mr. Benson was President, Treasurer, and a director (through January, 1987) of Bailey's of Boston, Inc., a manufacturer and retailer of ice cream and candies in Massachusetts.

     D. Lee Carpenter. Age 50. Mr. Carpenter became a director in December, 1997. Since 1978, Mr. Carpenter has been Chairman and Chief Executive Officer of Design Forum in Dayton, Ohio, a firm providing strategic design services to businesses. Mr. Carpenter is a member of the Board of Directors of the Association of Professional Design Firms and a member of the American Institute of Graphic Arts, the International Mass Retailers Association and the National Retail Federation.

     Leslie Charm. Age 55. Mr. Charm became a director in October, 1990. Since August 1990 Mr. Charm has also been partner of Restoration Associates, an entrepreneural advisory firm in Babson Park, Massachusetts. Mr. Charm is a former director of the International Franchise Association. Mr. Charm is a former director of the International Franchise Association. In addition, since 1989 Mr. Charm has been an adjunct professor of entrepreneurial finance at Babson College in Wellesley, Massachusetts. He is also a director of several privately-held companies and of New Generation Foods, Inc., in Scarsdale, New York, a publicly-held company providing credit information via the Internet.

     Dexter B. Dawes. Age 62. Mr. Dawes became a director of the Company in December, 1989. Mr. Dawes is the founder, a director, and chief financial officer of Puffin Designs, Inc., a software company based in Sausalito, California. From 1975 to 1998, Mr. Dawes was Chairman of the New York and San Francisco-based investment banking firm of Bangert, Dawes, Reade, Davis & Thom Incorporated. In addition, between September, 1989, and December, 1996, Mr. Dawes was President of John Hancock Capital Growth Management, Inc.

     Harry D. Loyle. Age 45. Mr. Loyle became a director of the Company in July, 1993. Since July, 1985, Mr. Loyle's principal occupation has been as President of ProMoto Management Corporation, an area developer for the Company. He also serves as Secretary/Treasurer and is a shareholder and director of the following MotoPhotosm franchisees: Corral Photographic Corporation in Northfield, New Jersey, Post Imaging Corporation in Huntingdon Valley, Pennsylvania, and The Positive Negative, Inc. in Bala Cynwyd, Pennsylvania. Mr. Loyle serves as director and/or officer or partner of a number privately held businesses in New Jersey and Pennsylvania. From 1976 to 1985, he was President and General Manager of Charlex, Inc., a company that owned and operated retail photographic stores. In January 1995, Mr. Loyle was elected to the Franchisee Advisory Council of the International Franchise Association and was elected the Council's Second Vice Chairman in June 1999.

     David A. Mason. Age 58. Mr. Mason was elected Treasurer and a director of the Company in June, 1983 and Executive Vice President - Finance and Chief Financial Officer in December, 1983. Mr. Mason has also been Senior Vice President and Treasurer of Progressive since 1975 and a director of Progressive since 1976. He is a former member of the Board of Directors of the Dayton chapter of the Financial Executives' Institute and of the Executive Board of Advisors of the International Minilab Association, Inc. Mr. Mason is also President of National Photo Labs II, Inc., a franchise owner with one MotoPhotosm store in Dayton, Ohio.

     James F. Robeson, Ph.D. Age 62. Dr. Robeson became a director in June, 1998. Between December, 1997 and July 10, 1998, he was acting Chief Executive Officer and President of ROBERDS, Inc., a chain of electronics, appliance, and furniture stores based in West Carrollton, Ohio. Dr. Robeson has also been a director of ROBERDS since November, 1993. From July, 1996 through December, 1997, Dr. Robeson was Interim Director, Miami University Art Museum, Oxford, Ohio. He was Herbert E. Markley Visiting Scholar in Business, Miami University, Oxford, Ohio, from August, 1995 through May, 1997. From July, 1993 to the present, Dr. Robeson has served as an independent consultant to distribution companies and as an independent consultant on marketing, logistics, and general business matters, including services rendered through the firm of PricewaterhouseCoopers.

MEETINGS OF BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held four meetings during 1998. The Board of Directors has established standing Audit and Compensation Committees; it does not have a nominating committee. Each director attended, in person or through telephone conference call, at least three-fourths of the aggregate meetings of the Board of Directors and the meetings of the committees, if any, on which he served.

     The Audit Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of financial reporting.
The Audit Committee also meets with the independent auditors and with financial personnel of the Company about such matters. The independent auditors periodically meet alone with the Audit Committee and always have unrestricted access to the Audit Committee. During the first half of 1998, the Audit Committee had two members: Mr. Dawes, Chairman, and Mr. Loyle. Mr. Charm joined the committee in June 1998. The Audit Committee met twice during 1998.

     The Compensation Committee meets to review and to make recommendations to the Board about certain compensation matters. In addition, the Compensation Committee administers the Company's 1992 Performance and Equity Incentive Plan. The Compensation Committee has three members: Mr. Benson, Chairman, Mr. Carpenter, and Dr. Robeson. During a portion of 1998, Leslie Charm and Douglas
M. Thomsen, a former director, also served on the Compensation Committee. The Compensation Committee met twice during 1998.

COMPENSATION OF OUTSIDE DIRECTORS

     The Company pays certain compensation to its outside directors for their services to the Company. Directors who are also employees of the Company receive no additional remuneration for serving as directors.

     During 1998, outside directors were entitled to receive monthly fees of $400, as well as a fee of $750 per Board of Directors meeting attended in person, $225 per committee meeting attended in person, and $150 per meeting attended via telephone conference call. The Board of Directors has also approved a plan to compensate outside directors who choose to participate in the plan with shares of Common Stock instead of cash payments. During 1998, each director who participated in the plan received 200 shares of Common Stock per month, 300 shares per Board meeting attended in person, and 100 shares per meeting attended via telephone conference call. For 1999, cash compensation for outside directors will not change, but directors choosing to receive shares of Common Stock in lieu of cash payments will receive shares having a value, based on the average closing sale prices of the Common Stock during December 1998 ($1.27), equal to 150% of the cash compensation that the director would otherwise have been entitled to receive. Messrs. Benson, Carpenter, Dawes, and Loyle elected to receive Common Stock as compensation during 1998. Messrs. Benson, Carpenter, Dawes, Loyle, and Robeson have elected to receive Common Stock as compensation during 1999.

     In addition, Mr. Charm, who acts as a consultant to the Company, was paid fees of $6,000 for his services in that capacity during 1998.

                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     In addition to Messrs. Adler and Mason, who are listed elsewhere herein under the heading "Information Concerning Nominees," the following individuals also serve as executive officers of the Company.

     Frank M. Montano. Age 47. Mr. Montano was appointed President and Chief Operating Officer in January, 1997. From September, 1992 to January, 1997, Mr. Montano served as Executive Vice President and Chief Operating Officer. From June, 1990 to September, 1992, he served with Sbarro, Inc., first as Vice President of Licensing (June, 1990 to May, 1991) and then as Senior Vice President (May, 1991 to September, 1992). From April, 1989 to June, 1990, Mr. Montano was associated with Diet Center, Inc., as Vice President of Operations (April, 1989 to October, 1989) and as Senior Vice President (October, 1989 to June, 1990). From August, 1986 to April, 1989, Mr. Montano was Vice President of Franchising for Marriott Corporation.

     Leonard S. Swartz. Age 66. Mr. Swartz has been Senior Vice President for Franchise Operations since January 1990. From July, 1989 to January, 1990, Mr. Swartz was Senior Vice President for Operations. Between February, 1984 and July, 1989, Mr. Swartz was Executive Vice President for Operations of the Company.

     Paul Pieschel. Age 59. Mr. Pieschel was appointed Senior Vice President of Franchise Sales in February, 1997. From March, 1985 to February, 1997, Mr. Pieschel was Vice President of Franchise Sales. Since 1984, Mr. Pieschel has also served as the Company's Vice President of Human Resources.

     Lloyd F. (`Rick'') Noland. Age 53. Mr. Noland was appointed Senior Vice President of Marketing in August, 1998. From December, 1995 through October, 1997, Mr. Noland served as President of Whitmire Micro-Gen, a manufacturer of chemicals and equipment for professional pest control, horticultural, and animal health industries in St. Louis, Missouri, and a wholly-owned subsidiary of S.C. Johnson & Son. From 1993 through November, 1995, Mr. Noland was Director, Global Business Development, for S.C. Johnson & Son, a company marketing consumer and institutional cleaning, fragrance, insecticide, and storage products, in Racine, Wisconsin.

EXECUTIVE COMPENSATION

     The following table provides information with respect to compensation received for the preceding three fiscal years by the Company's chief executive officer and the four other most highly compensated executive officers of the Company. These individuals are referred to herein as the "named executive officers."

                                                         LONG TERM
                        ANNUAL COMPENSATION              COMPENSAT
                                                            ION


                                                 OTHER
                                                ANNUAL   SECURITIES  ALL OTHER
                                                COMPEN-              COMPEN-
NAME AND PRINCIPAL   FISCAL SALARY              SATION   UNDERLYING  SATION
POSITION              YEAR           BONUS       (1)      OPTIONS    (2)
                                                            (#)
Michael F. Adler       1998 $189,634         -   $23,544    38,760   $ 5,900
   Chairman and        1997  160,125   $68,627    26,975         -    10,001
   Chief Executive     1996  156,000    85,000    21,924   190,000    14,048
   Officer

Frank M. Montano       1998 $162,604         -    $3,895    37,464   $13,044
  President and Chief  1997  154,725   $52,591     3,246         -    14,452
  Operating  Officer   1996  150,800    51,000     3,246   200,000    15,212

David A. Mason         1998 $123,223         -    $3,895    28,416   $ 3,200
  Executive Vice       1997  117,400   $42,073     3,246         -     5,949
  President, Chief     1996  114,400    50,000     3,246    55,000     7,493
  Financial Officer
  and Treasurer

Leonard S. Swartz      1998 $108,332         -    $2,776    25,299   $ 2,523
  Senior Vice          1997  103,854  $  8,088     2,776         -     7,058
  President -          1996  100,384    15,839     2,776         -    12,959
  Franchise
Operations

Paul Pieschel          1998 $ 89,234   $23,492(3) $3,895    20,808   $ 2,496
  Senior Vice          1997   86,725    31,395     3,246         -     4,944
President -            1996   80,500    33,685     3,246         -     7,423
  Franchise Sales


(1)The primary component of "Other Annual Compensation" for Mr. Adler is a car allowance. In 1998, 1997, and 1996, the car allowances were $14,225, $14,123, and $12,032, respectively.

(2)"All Other Compensation" in 1998 for Mr. Adler consists of (i) $2,700 of insurance premiums paid by the Company with respect to a $500,000 term life insurance policy covering Mr. Adler that is maintained by the Company for Mr. Adler's benefit pursuant to his employment agreement and (ii) $3,200 consisting of the Company's contributions for Mr. Adler to the Company's defined contribution retirement plan. "All Other Compensation" in 1998 for Mr. Montano consists of $1,171 equivalent to interest at 9% that would have accrued during such period on transition loans made by the Company to Mr. Montano during 1992 and 1993 in connection with his employment by the Company with respect to which no interest is charged, $8,673 representing indebtedness under such loans forgiven by the Company during 1998, and $3,200 representing the Company's contribution for Mr. Montano to the Company's defined contribution retirement plan. `All Other Compensation" in 1998 for Messrs. Mason, Swartz, and Pieschel consists of the Company's contributions for them to the Company's defined contribution retirement plan.

(3)Bonus to Mr. Pieschel for 1998, 1997, and 1996 includes commissions, paid to Mr. Pieschel in connection with the sale of franchises, of $23,492, $29,395, and $20,993, respectively.

OPTION GRANTS DURING 1998

     The following table provides information concerning the grant of stock options during the year ended December 31, 1998 to each of the named executive officers.

                                                            POTENTIAL
                                                        REALIZED VALUE AT
                                                         ASSUMED ANNUAL
                           INDIVIDUAL GRANTS          RATES OF STOCK PRICE
                                                          APPRECIATION
                                                       FOR OPTION TERM(2)


                 NUMBER OF   % OF
                 SECURITIES  TOTAL
                 UNDERLYING  OPTIONS
                 OPTIONS     GRANTED   EXCERCISE EXPIRATION
NAME             GRANTED     TO        PRICE     DATE        5%        10%
                 (1)         EMPLOYEES PER
                             IN 1998   SHARE

Michael F. Adler  19,380     5.1%     $2.75    3/01/2003   $15,000    $33,179
                  19,380     5.1%      2.75    1/29/2008    33,508     84,923

Frank M. Montano  18,732     4.9%      2.50    3/01/2003    13,169     29,166
                  18,732     4.9%      2.50    1/29/2008    29,447     74,628

David A. Mason    14,208     3.7%      2.50    3/01/2003     9,988     22,122
                  14,208     3.7%      2.50    1/29/2008    22,335     56,605

Leonard S.        12,614     3.3%      2.50    3/01/2003     8,892     19,694
Swartz            12,615     3.3%      2.50    1/29/2008    19,886     50,397

Paul Pieschel     10,404     2.7%      2.50    3/01/2003     7,314     16,199
                  10,404     2.7%      2.50    1/29/2008    16,355     41,450


(1)All of the options shown were granted under the Company's Stock Ownership Plan under the 1992 Performance and Equity Incentive Plan. For each named executive officer, the first option listed is exercisable in 20% increments per year on each successive anniversary date of the grant; the second option is exercisable in 20% increments per year on each successive anniversary date of the grant, provided that, in such year, the Company achieves certain growth in earnings per share over the Company's earnings per share in 1997. To the extent the second option has not previously become exercisable based on growth in earnings per share, the option becomes fully exercisable on October 30, 2007. Each officer is required to own and retain shares of the Company's Common Stock to participate in the Stock Ownership Plan, and the number of shares underlying option grants under the program is calculated using a formula based, in part, on the number of shares owned, generally resulting in grants of options to purchase four shares for each one share owned.

(2)The Potential Realizable Values upon exercise of stock options are equal to the product of the number of shares underlying the options and the difference between (i) the respective hypothetical stock prices on the date of option exercise and (ii) the exercise price per share of the options. The hypothetical stock prices are equal to the price per share of the Common Stock as of the date of the option grant compounded annually at the rates of 5% and 10%, respectively, over the term of the option. The rates of appreciation used are required by the Securities and Exchange Commission and do not represent a projection or estimate by the Company on the potential growth of the value of its Common Stock. Therefore, there can be no assurance that the rate of stock price appreciation presented in this table can be achieved.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     None of the named executive officers exercised any stock option during the year ended December 31, 1998. The following table provides information concerning unexercised stock options held by the named executive officers as of December 31, 1998.

                        NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED
                            OPTIONS HELD AT        IN-THE-MONEY OPTIONS AT
                            FISCAL YEAR END         FISCAL YEAR END($)(1)

     NAME              EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
Michael F. ADLER           220,542        74,485       -             -
Frank M. MONTANO           129,298       172,046       -             -
David A. Mason              77,396        54,909       -             -
Leonard S. SWARTZ           19,203        47,459       -             -
Paul Pieschel               14,463        37,313       -             -

(1)Based on the closing sale price of the Company's Common Stock on December 31, 1998 of $1.1875 per share as reported on the NASDAQ.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     In April, 1997, Michael F. Adler, the Company's Chairman and Chief Executive Officer, entered into an employment contract with a term through December 31, 1999. The employment contract is automatically renewed at the end of each fiscal year for an additional three years unless the Board takes other action. The employment contract provides for a base salary of $161,500 per year, subject to annual review by the Board of Directors. Beginning April, 1998, Mr. Adler's base salary was set at $200,000 per year. The employment contract calls for Mr. Adler's bonuses to be determined by the Board of Directors or a committee of the Board. The employment contract requires the Company to maintain for Mr. Adler's benefit a $500,000 term life insurance policy covering Mr. Adler. The Company paid premiums of $2,700 for this policy during 1998. The employment contract also provides that, in the event Mr. Adler's employment is terminated without cause, he will be entitled to salary continuation equal to thirty-six months of the salary he was receiving immediately prior to termination, as well as continuation of benefits which he was receiving at the time of termination, including health insurance and use of suitable office and secretarial support, but excluding a car allowance.

     In June, 1996, David A. Mason, the Company's Executive Vice President, Chief Financial Officer and Treasurer, entered into an employment contract with a term through December 31, 1998. In December 1997, the employment contract was amended to provide, among other things, for a term through December 31, 2000. Commencing January 1, 2000, the term of the employment agreement will be extended so that the term of the agreement will always be for a period of one year unless Mr. Mason or the Company elects not to continue the contract or unless Mr. Mason's employment is terminated earlier. The employment contract, as amended, provides for a base salary of $125,000 per year, subject to annual review by Mr. Adler after consultation with the Compensation Committee of the Board of Directors. Under the employment contract, Mr. Mason's eligibility for bonus payments for 1998 was based on an incentive formula set forth in the contract. The employment contract calls for Mr. Mason's bonuses for subsequent years to be determined by Mr. Adler after consultation with the Compensation Committee. The employment contract provides that, if there is a change in control of the Company, the employment contract will be extended for three years from the date of the change of control.

     In June, 1996, Frank M. Montano, the Company's President and Chief Operating Officer, entered into an employment contract with a term through December 31, 1998. In December 1997, the employment contract was amended to provide, among other things, for a term through December 31, 2000. Commencing January 1, 2000, the term of the employment agreement will be extended so that the term of the agreement will always be for a period of one year unless Mr. Montano or the Company elects not to continue the contract or unless Mr. Montano's employment is terminated earlier. The employment contract provides for a base salary of $150,000 per year, subject to annual review by Mr. Adler after consultation with the Compensation Committee. Under the employment contract, Mr. Montano's eligibility for bonus payments for 1998 was based on an incentive formula set forth in the contract. The employment contract calls for Mr. Montano's bonuses for subsequent years to be determined by Mr. Adler after consultation with the Compensation Committee. The employment contract provides that, if there is a change in control of the Company, the employment contract will be extended for three years from the date of the change of control.

     In January, 1999, Lloyd F. Noland, the Company's Senior Vice President of Marketing, entered into an employment contract with a term through December 31, 2001. Commencing January 1, 2001, the term of the employment agreement will be extended so that the term of the agreement will always be for a period of one year unless Mr. Noland or the Company elects not to continue the contract or unless Mr. Noland's employment is terminated earlier. The employment contract provides for a base salary of $135,000 per year, subject to annual review by Mr. Adler after consultation with the Compensation Committee. Mr. Noland's bonus for 1999 will be based on an incentive formula set forth in the contract but will be no less than $20,000. The employment contract calls for Mr. Noland's bonuses for subsequent years to be determined by Mr. Adler after consultation with the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors are Frank W. Benson, Chairman of the Committee, D. Lee Carpenter and James F. Robeson, Ph.D. During a portion of 1998, Leslie Charm and Douglas M. Thomsen, a former director, also served on the Compensation Committee. All of such current and former members of the Compensation Committee are, or were during their period of service, independent non-employee directors of the Company. The Committee establishes the compensation of the Chief Executive Officer, subject to the terms of his employment contract. Michael F. Adler, Chairman and Chief Executive Officer of the Company, sets compensation for all other executive officers but reviews such decisions with the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE AND MR. ADLER

    COMPENSATION ELEMENTS

    Compensation of the Company's executive officers consists of three principal elements:

         . Base salaries designed to be competitive in the Company's geographic market and with comparably situated companies;

         . Annual bonuses which are generally dependent on the Company's profitability for the year but from time to time discretionary bonuses are granted based on a subjective review of the performance of executive officers and taking into consideration accomplishments which will benefit the Company over the longer term; and

         . Stock options which are designed to align the executive officers' interests with long-term interests of the shareholders.

    EXECUTIVE OFFICER COMPENSATION

    Several of the Company's executive officers, including Messrs. Adler, Montano, Mason and Noland, are employed pursuant to employment contracts which specify base salary and bonus levels. It is the Company's policy to pay base salaries to executive officers in the 25th to 75th percentile for comparable positions for comparably situated companies. Bonuses for executive officers are determined by the terms of the executive officer's employment contract, if any, approved by the Compensation Committee. In the absence of specific contractual provisions, the Compensation Committee determines Mr. Adler's bonus, and Mr. Adler, after consultation with the Compensation Committee, determines the bonuses for the remaining executive officers.

    For 1998, the executive officers generally were eligible to receive bonuses based on achievement by the Company of certain target pre-tax profit levels. These levels were not achieved and no such bonuses were paid to executive officers for 1998. Mr. Pieschel, Senior Vice President - Franchise Sales, continued to receive commissions in connection with the Company's sales of franchises for 1998 at commission levels determined by Mr. Adler after consultation with the Compensation Committee.

    The Compensation Committee administers the Company's 1992 Performance and Equity Incentive Plan (the "Plan"), which permits the Committee to grant to officers and key employees stock option and other equity-based incentive awards. In authorizing awards under the Plan to executive officers, the Committee considers various factors, including the relative responsibilities of the recipient, the Committee's subjective evaluation of the recipient's performance, and the recipient's relative equity interest in the Company in the form of stock, stock options, or other equity-based incentive awards in view of the Committee's desire to align the interests of management and the shareholders in the long-term performance and financial success of the Company.

    During 1998, options to purchase a total of 225,747 shares of Common Stock were granted to executive officers at exercise prices equal to 100%, or in the case of Mr. Adler 110%, of the market price of the Common Stock on the date of grant. With the exception of options to purchase 25,000 shares of Common Stock granted to an executive officer in connection with the commencement of his employment with the Company, all of such options were granted in connection with a program requiring the optionee to own and retain at least one share of Common Stock for each four options granted, thus furthering the Compensation Committee's goal of strengthening the mutuality of interests of management and the shareholders through increased share ownership by management.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Compensation for the Company's Chief Executive Officer, Michael F. Adler, is determined under the terms of his employment contract with the Company. During 1998, Mr. Adler received base salary of $189,634. Mr. Adler's bonus compensation is determined by the Compensation Committee pursuant to the employment contract and for 1998 was dependent upon the Company's achieving certain target pre-tax profit levels. These levels were not achieved, and Mr. Adler did not receive a bonus for 1998.

    SECTION 162(M)

    The Committee has not adopted a policy with respect to qualification of executive compensation in excess of $1 million per individual for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Committee currently does not anticipate that the compensation of any executive officer during 1999 will exceed the limits on deductibility for 1999. In determining a policy for future periods, the Committee would expect to consider a number of factors, including the tax position of the Company, the materiality of amounts likely to be involved and any potential ramifications of the loss of flexibility to respond to unforeseeable changes in circumstances.

         Compensation Committee:
              Frank W. Benson, Chairman of Compensation Committee
              D. Lee Carpenter
              James F. Robeson, Ph.D.
              Michael F. Adler, Chief Executive Officer


                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

     The following line graph compares the yearly percent change in the cumulative total shareholder return of the Company's Common Stock against the cumulative total return of the Center for Research in Security Prices ("CRSP") Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Index for NASDAQ Retail Trade Stocks for the period of five fiscal years (1994 to 1998). It assumes that $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the other indices, with all dividends reinvested.


                          Index for
                          the NASDAQ
             Company      Stock Market NASDAQ for
Date         Common Stock U.S.         Retail Trade
                          Companies    Stocks
12/31/1993    100.000     100.000      100.000
01/31/1994    104.545     103.035       99.748
02/28/1994     95.455     102.073       97.710
03/31/1994     95.455      95.797       91.983
04/29/1994    109.091      94.553       92.177
05/31/1994    100.000      94.785       90.034
06/30/1994     86.364      91.318       88.228
07/29/1994     81.818      93.193       88.373
08/31/1994     75.000      99.135       95.011
09/30/1994     75.000      98.881       96.454
10/31/1994     72.727     100.824       97.630
11/30/1994     90.909      97.479       93.923
12/30/1994     86.364      97.752       91.181
01/31/1995     72.727      98.310       87.980
02/28/1995     65.909     103.509       89.796
03/31/1995     84.091     106.578       90.186
04/28/1995     79.545     109.936       89.693
05/31/1995     81.818     112.772       91.824
06/30/1995     79.545     121.911       99.341
07/31/1995     68.182     130.873      104.736
08/31/1995     72.727     133.526      104.442
09/29/1995     72.727     136.596      106.342
10/31/1995     72.727     135.807      104.458
11/30/1995     65.909     138.996      103.902
12/29/1995     56.818     138.256      100.430
01/31/1996     45.455     138.936       99.410
02/29/1996     47.727     144.224      105.980
03/29/1996     45.455     144.699      112.938
04/30/1996     43.182     156.700      123.146
05/31/1996     68.182     163.896      126.055
06/28/1996     61.364     156.508      120.714
07/31/1996     72.727     142.551      113.322
08/30/1996     72.727     150.538      121.354
09/30/1996     68.182     162.052      127.442
10/31/1996     72.727     160.261      122.180
11/29/1996     68.182     170.168      125.183
12/31/1996     68.182     170.015      119.726
01/31/1997     63.636     182.098      122.276
02/28/1997     65.909     172.026      118.068
03/31/1997     56.818     160.793      113.898
04/30/1997     65.909     165.820      110.101
05/30/1997     63.636     184.612      121.659
06/30/1997     65.909     190.266      128.673
07/31/1997     68.182     210.349      134.493
08/29/1997     71.591     210.028      136.800
09/30/1997     81.818     222.440      145.872
10/31/1997     86.364     210.924      137.976
11/28/1997     86.364     211.979      141.094
12/31/1997    100.000     208.580      140.668
01/30/1998     90.909     215.158      142.674
02/27/1998     98.864     235.360      155.652
03/31/1998     86.364     244.052      168.823
04/30/1998     86.364     248.196      169.176
05/29/1998     72.727     234.573      162.968
06/30/1998     59.091     251.119      172.399
07/31/1998     65.909     248.467      160.152
08/31/1998     54.545     199.752      118.740
09/30/1998     67.614     227.341      125.365
10/30/1998     54.545     236.632      139.460
11/30/1998     52.273     259.943      158.340
12/31/1998     43.182     293.209      170.233

                                     LEGEND

CRSP Total Returns
  Index for:        12/1993   12/1994   12/1995   12/1996   12/1997   12/1998

Moto Photo, Inc.      100.0      86.4      56.8      68.2    100.0      43.2
Nasdaq Stock Market
  (U.S. Companies)    100.0      97.8     138.3     170.0    208.6     293.2
Nasdaq Retail Trade
  Stocks              100.0      91.2    100.4     119.7     140.7     170.2
  SIC 5200-5599,
   5700, 5799,
   5900-5999
  U.S. & Foreign



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Adler, Mason, Swartz, and Pieschel own 23% of the outstanding common stock of National Photo Labs II, Inc. ("NPL II"). NPL II owns one one-hour photo processing store. The store owned by NPL II is managed by the Company pursuant to a management agreement and is operated as a MotoPhotosm store under a franchise agreement. The management agreement provides for an annual incentive fee based on cash generated. The franchise agreement provides for monthly royalties equal to the greater of 5% of net sales or $1,000 per store. During the year ended December 31, 1998, the Company received from NPL II total revenues of approximately $308,000, including all royalty and incentive fees paid and revenues derived from the sale by the Company to NPL II of operating supplies and merchandise. This amount constituted approximately 0.8% of the Company's total revenues.

     Progressive purchased a MotoPhotosm store from the Company and signed a franchise agreement for the store, effective as of January 1, 1996. The purchase price of the store was $64,000, its book value as of December 31, 1995. During 1998 this store paid the Company royalty and advertising fees of $23,205. Total revenues derived by the Company from this store, including all royalty and advertising fees paid and revenues derived from the sale of operating supplies and merchandise, were approximately $97,000. This amount constituted approximately 0.3% of the Company's total revenues.

     The Company's corporate offices are located at 4444 Lake Center Drive, Dayton, Ohio 45426. The building in which the Company's offices are located is 76% owned by Michael F. Adler, members of Mr. Adler's family, David A. Mason, and Leonard S. Swartz. Such offices, consisting of approximately 33,000 square feet on approximately 2.4 acres of land, have been leased by the Company pursuant to a lease providing for rent of $18,083 per month through June 1999. The Company has agreed in principle to sign a new lease for these offices on the following terms: the lease will have an initial term of ten years commencing July 1, 1999, with two five-year renewal options. The rent will be $20,327 per month through June 2004 and $22,374 from July 2004 through June 2009. During 1998, the Company made lease payments totaling $216,996.

     Pursuant to the employment contract for Frank M. Montano when he joined the Company in 1992, the Company advanced him moving expenses, the cost of temporary housing in Dayton for a limited period of time, and a monthly living allowance until Mr. Montano's home was sold. In connection with this arrangement, upon the sale of his home in 1993, Mr. Montano executed a promissory note for $52,036, the amount of the moving expenses and temporary housing and living allowances; so long as Mr. Montano is still employed by the Company, one-sixth of the principal will be forgiven on each anniversary date of the sale of his home.

     Pursuant to the employment contract for Lloyd F. Noland when he joined the Company in 1998, the Company advanced him moving expenses and a monthly living allowance for a limited period of time. In connection with this arrangement, Mr. Noland executed a promissory note for $40,352, the amount of the moving expenses and temporary living allowance; so long as Mr. Noland is still employed by the Company, one-fifth of the principal will be forgiven on each anniversary date of his joining the Company.

     In February, 1997, the Company agreed to manage a MotoPhotosm franchised store owned by W. P. Enterprises, Inc. (`WP''), a corporation owned by Richard Zsambok, the brother-in-law of Michael F. Adler. The management agreement provides for an annual incentive fee based on cash generated and a monthly fee, which supersedes the royalty fee required by the franchise agreement, equal to the greater of 5% of net sales or $1,000. During 1998, this store paid the Company monthly and advertising fees of $18,313. Total revenues derived by the Company from this store, including all royalty and advertising fees paid and revenues derived from the sale of operating supplies and merchandise, were approximately $101,000. This amount constituted approximately 0.3% of the Company's total revenues.

     The foregoing transactions were and all future transactions with or loans to officers, directors, key employees or their affiliates will be approved by a majority of the members of the Board of Directors, or as appropriate, of the Compensation Committee, who were not officers of the Company and/or were not interested in the transaction.

     Harry D. Loyle, a director of the Company, is a shareholder, officer, and director in three One Hour MotoPhotosm franchisees -- Corral Photographic Corporation, Post Imaging Corporation, and The Positive Negative, Inc. Each such franchisee owns and operates one store under a franchise agreement which provides for a royalty fee of six percent of net retail sales and an advertising fee of one-half percent of net retail sales. Mr. Loyle also was a shareholder, officer, and director in Nash Photographic Corporation, which, for a portion of 1998, owned and operated a MotoPhotosm store in Abington, Pennsylvania under a similar MotoPhoto franchise agreement. During 1998, these four franchises paid royalty and advertising fees of $104,887. Total revenues derived by the Company from such stores were approximately $439,000, which constituted approximately 1.2% of the Company's total revenues.

     In addition, Mr. Loyle is owner and President of ProMoto Management Corporation (`ProMoto''), which acts as an area developer for the Company pursuant to an area development agreement. As Area Developer, ProMoto receives a portion of the initial franchise fee as compensation for the recruitment of a franchisee in its area and also receives a portion of the royalty paid to the Company by any franchised store in its area (including the stores owned by the four franchisees named above) as compensation for performing training, marketing, quality control and other services which would otherwise be performed by the Company. During 1998, the Company paid ProMoto fees of $442,353. The terms of the Company's area development agreement with ProMoto are the same as those in the agreements of most of the Company's other area developers.

     D. Lee Carpenter, a director of the Company, is Chairman and Chief Executive Officer of Design Forum, which provides store design services to the Company. The Company paid Design Forum fees of $118,046 for such services during 1998.

     During 1998, Caroline Zsambok, wife of Michael F. Adler, provided consultation to the Company on training and organizational learning services through her company, Z Research and Consulting ("Z Research"). During 1998, the Company paid Z Research fees of approximately $54,769. The Company has agreed to provide Z Research with an office at the Company's headquarters and limited secretarial support for non-Company work it performs. Z Research will compensate the Company for all out-of-pocket expenses the Company incurs in providing Z Research with an office and secretarial support.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Ernst & Young LLP, independent certified public accountants, have been reappointed by the Board of Directors of the Company as independent auditors for the Company and it subsidiaries to examine and report on its financial statements for 1998. Ernst & Young LLP have been auditors of the accounts of the Company since November 1983. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

     The Board of Directors will consider proposals of shareholders intended to be presented for action at the 2000 Annual Meeting of Shareholders. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2000 Annual Meeting, a written proposal complying with certain requirements established by the Securities and Exchange Commission, including Rule 14a-8 under the Securities Exchange Act of 1934, must be received at the Company's principal executive offices, located at 4444 Lake Center Drive, Dayton, Ohio 45426, no later than February 2, 2000.

     In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2000 Annual Meeting is April 16, 2000. As to all such matters of which the Company does not have notice as of April 16, 2000, discretionary authority to vote on such proposal will be granted to the persons designated in the Company's proxy related to the 2000 Annual Meeting.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. Nonetheless, the enclosed proxy confers discretionary authority to vote with respect to those matters described in Rule 14a-4(c) under the Securities Exchange Act of 1934, including those matters that the Board of Directors does not know, a reasonable time before proxy solicitation, are to be represented at the Annual Meeting. If any other matters properly come before the meeting or any adjournment of the meeting, the persons named on the accompanying proxy intend to vote the shares represented by them in accordance with the recommendations of the Board of Directors.


                                REVOCABLE PROXY
                                MOTO PHOTO, INC.
x    PLEASE MARK VOTES
     AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF
       THE BOARD OF DIRECTORS

The undersigned hereby appoints
Michael F. Adler, David A. Mason, and
Jacob A. Myers as Proxies, or any of
them, each with the power to appoint                            WITH-   FOR ALL
his substitute, and hereby authorizes                      FOR  HOLD    EXCEPT
them to represent and to vote, as         1.   ELECTION OF DIRECTORS
designated below, all the shares of
Voting Common Stock of Moto Photo,          ADLER, BENSON, CARPENTER,
Inc., (the "Company") held of record        CHARM, DAWES, LOYLE,
by the undersigned on May 14, 1999,         MASON AND ROBESON
at the Annual Meeting of Shareholders
to be held on June 30, 1999, or any       INSTRUCTION: TO WITHHOLD AUTHORITY TO
adjournment thereof.                      VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
                                          "FOR ALL EXCEPT" AND WRITE THAT
                                          NOMINEE'S NAME IN THE SPACE PROVIDED
                                          BELOW.


                                           2.In their discretion, the Proxies
                                          are authorized to vote upon such
                                          other business as may properly come
                                          before the meeting.

Please be sure to sign and date            This proxy, when properly executed,
this Proxy in the box below.              will be voted as specified by the
                                          shareholders. IF NO SPECIFICATION IS
                                          MADE, THE PROXY WILL BE VOTED FOR THE
                      Date                ELECTION OF ALL OF THE NOMINEES
                                          LISTED IN ITEM 1.  If any other
                                          matters are brought before the
Shareholder sign above   Co-holder        meeting or if a nominee for election
(if any) sign above                       as a director named in the proxy
                                          statement for election as a director
                                          is unable to serve or for good cause
                                          will not serve, the proxy will be
                                          voted in accordance with the
                                          recommendations of the Board on such
                                          matters or for such substitute
                                          nominees as the Board may recommend.

                                          The undersigned hereby acknowledges
                                          receipt of the Notice of Annual
                                          Meeting and the Proxy Statement and
                                          hereby expressly revokes any and all
                                          proxies heretofore given or executed
                                          by the undersigned with respect to
                                          shares represented by the proxy.

+                                                           +

   Detach above card, sign, date and mail in postage paid envelope provided.
                                MOTO PHOTO, INC.
                   4444 LAKE CENTER DRIVE, DAYTON, OHIO 45426
  Please date this proxy, sign EXACTLY as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If shares are registered in more than one name, signatures of all such persons are required.
                              PLEASE ACT PROMPTLY